UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FINANCIAL STRATEGIES ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41133	85-1792560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2626 Cole Avenue, Suite 300

Dallas, Texas

75204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 560-4815

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FXCO	The Nasdaq Stock Market LLC
Warrants to acquire one share of Class A Common Stock	FXCOW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one share of Class A Common Stock	FXCOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 5, 2022, Financial Strategies Acquisition Corp. (the “Company”) received a redemption report from Continental Stock Transfer and Trust Company (the “Transfer Agent”) indicating that, as of December 5, 2022, the holders of 9,607,982 shares of the Company’s common stock had properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.14 per share.

On December 6, 2022, the Company determined to postpone the special meeting of stockholders (the “Special Meeting”) originally scheduled for Wednesday, December 7, 2022, at 10:00 a.m., Central Time, to allow additional time for the Company to engage with its stockholders and solicit redemption reversals.

The Special Meeting will now be held on Friday, December 9, 2022, at 10:00 a.m., Central Time. Accordingly, the deadline for delivery of redemption requests to the Transfer Agent will be extended until 5:00 p.m., Central Time, on December 7, 2022 (two business days prior to the Special Meeting). There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The live-webcast for the Special Meeting will be available by visiting https://www.cstproxy.com/finspac/2022.

If approved by the Company’s stockholders at the Special Meeting, the Extension Amendment Proposal included in the definitive proxy statement for the Special Meeting, as previously filed with the Securities and Exchange Commission on November 14, 2022 (such proposal the “Extension Amendment Proposal”), would allow the Company to amend its amended and restated certificate of incorporation (the “Charter Extension Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate an initial business combination from December 14, 2022 (the “Original Termination Date”) to January 14, 2023 (the “Charter Extension Date”) and would allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to eleven times by an additional one month each time after the Charter Extension Date, by resolution of the Board, if requested by one or both of FSC Sponsor LLC, a Delaware limited liability company (“FSC Sponsor”), and Celtic Sponsor VII LLC, a Delaware limited liability (“Celtic Sponsor VII,” and, together with FSC Sponsor, the “Co-Sponsors”), and upon five days’ advance notice prior to the applicable Termination Date, until December 14, 2023, or a total of up to twelve months after the Original Termination Date, provided that the Company draws down and deposits into the trust account, for each such monthly extension, the lesser of (a) $50,000 or (b) $0.05 for each share of our Class A common stock issued as part of the units sold in our initial public offering that is not redeemed in connection with the Special Meeting under the non-interest bearing, unsecured promissory notes in the aggregate amount of up to $600,000 to be issued by the Company to the Co-Sponsors or their respective affiliates, members or third-party designees.

Notwithstanding the requirement set forth in the Extension Amendment Proposal and Charter Extension Amendment to only pay $0.05 per share if such calculation would be lesser than $50,000, if the Extension Amendment Proposal is approved by the Company’s stockholders at the Special Meeting, the Company hereby commits that it (i) will only effect the Charter Extension Amendment upon the deposit of $50,000 into the Trust Account and (ii) will not further elect any subsequent one month extension of the Termination Date under the Charter Extension Amendment, unless $50,000 is deposited into the Trust Account for each such extension.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Horst Rzepka
Name:	Horst Rzepka
Title:	Chief Financial Officer